UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2011

CRYO CELL International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23386	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

700 Brooker Creek Boulevard, Oldsmar, Florida	34677
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (813) 749-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Employment Agreements for Messrs. David Portnoy and Mark Portnoy. On December 1, 2011, CRYO CELL International, Inc. (the "Company") entered into employment agreements with each of its co-Chief Executive Officers, David Portnoy and Mark Portnoy (collectively, the "Executives"). The term of the employment agreements is 24 months, renewable annually, unless a notice of non-renewal is provided.

The employment agreements provide for annual base salaries of $225,000 for David Portnoy and $200,000 for Mark Portnoy. In addition to base salary, for the fiscal years ending November 30, 2012 and November 30, 2013, the Executives will be entitled to a performance-based bonus of an amount up to 35%, 65% or 100% of base salary, depending on whether the stated performance targets are achieved. The agreements each provide a signing bonus in the form of non-qualified stock options. Accordingly, on December 1, 2011, the Executives were each granted stock options to acquire 200,000 shares of Company stock at $1.72 per share, which was the closing price of the Company's stock on that day. One-third of the award is vested on the day of grant, one-third becomes vested on the first anniversary of the grant date, and one-third becomes vested on the second anniversary of the grant date. If specified performance targets are achieved at the "stretch" level and if the Executives are still employed by the Company as of November 30, 2013, then each of them will receive a grant of non-qualified stock options of up to 300,000 shares. Such grants shall be made no later than February 28, 2014 and shall have a grant price equal to $1.72, which is the closing price of the Company's stock on December 1, 2011.

The agreements also provide for reimbursement for all business expenses, including the reasonable moving expenses incurred for Mark Portnoy to relocate his primary residence to Tampa, Florida and reasonable commuting expenses for David Portnoy between his home in Miami, Florida to the Company's headquarters in Tampa, Florida, including lodging and rental car expenses for when he is working in the Company's offices in Tampa. The Executives' principal place of employment shall be at the Company's headquarters, but David Portnoy may elect in his discretion to work from his residence in Miami, Florida. The Company shall pay the Executives' reasonable legal and financial consulting fees and costs incurred in negotiating the agreements and shall pay each of them up to $75,000 in legal fees related to any dispute or question of interpretation regarding the agreements. The Executives will also participate in the employee benefit plans that the Company generally makes available to Company employees from time to time, including retirement and health plans.

Upon the occurrence of an involuntary termination of employment or a voluntary termination of employment for "Good Reason" (as defined in the agreements), the agreements provide for severance pay equal to the greater of one times the Executive's then-current annual base salary or the Executive's then-current base salary for the remaining term of the agreement, paid in a lump sum. However, if such termination of employment is in connection with a change in control (as defined in the agreements) that occurs before December 1, 2012, then the agreements provide for severance pay equal to two times the Executive's then-current base salary and the Company will reimburse the Executive, on a grossed up basis, for any penalty taxes owed on any excess parachute amounts under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the Company shall provide, at no cost to the Executive, continued life insurance coverage and nontaxable medical, dental and disability insurance coverage substantially similar to the coverage maintained by the Company for the Executive prior to such termination for 36 months after the termination. If the termination of employment is due to disability (as defined in the agreements), the agreements provide for the continuation of the Executive's base salary for the greater of one year or the remaining term of the agreement. If the termination of employment is due to death, the agreements provide for payment of the Executive's base salary for one year after his date of death, and the Company will continue to provide medical and dental coverage for the Executive's family for one year after the Executive's death. The agreements include a one-year non-competition restriction and a two-year restriction on solicitation of employees or customers.

The foregoing description of the employment agreements is qualified in its entirety by reference to the employment agreements that are attached hereto as Exhibit 10.1 and Exhibit 10.2 of this Current Report, and are incorporated by reference into this Item 5.02.

(e) CRYO-CELL International, Inc. 2012 Equity Incentive Plan. On December 1, 2011, the Board of Directors of the Company adopted the CRYO-CELL International, Inc. 2012 Equity Incentive Plan (the "Plan"). The following is a summary of the material features of the Plan, which is qualified in its entirety by reference to the provisions of the Plan, attached hereto as Exhibit 10.3 and the specimen grant agreement for non-qualified stock options, attached hereto as Exhibit 10.4.

Administration. The Plan will be administered by the members of our Compensation Committee (the "Committee") who are "Disinterested Board Members," as defined in the Plan. The Committee has the authority and discretion to select the persons who will receive awards; to establish the terms and conditions relating to each award; to adopt rules and regulations relating to the Plan; and to interpret the Plan.

Share Limits. Subject to permitted adjustments for certain corporate transactions, the Plan authorizes the issuance to participants of up to 1,500,000 shares of our common stock pursuant to grants of restricted stock awards, performance shares, restricted stock units, stock appreciation rights, incentive stock options and non-qualified stock options. All of the shares may be delivered pursuant to the exercise of stock options, all of which may be granted as incentive stock options. The maximum number of shares of stock that may be issued as restricted stock awards or other as awards settled in stock is 450,000 shares. The maximum number of stock options or stock appreciation rights that may be granted to any one participant in any calendar year is 700,000 shares. The maximum number of restricted stock awards or restricted stock unit awards that may be granted to any one participant in any one calendar year is 225,000. The maximum dollar amount payable to any one participant pursuant to cash settled stock appreciation rights granted in any calendar year is $200,000. The maximum performance unit awards or performance share awards that any one participant may receive in any one calendar year is 225,00 shares if payable in stock or the equal value of 225,000 shares if payable in cash, determined as of the earlier of the vesting or payout date. The Plan may be funded with authorized but unissued shares or with shares repurchased in open market transactions.

To the extent any shares of stock covered by an award (including restricted stock awards) under the Plan are not delivered to a participant or beneficiary because the award is forfeited or canceled or because a stock option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan. To the extent (i) a stock option is exercised by using an actual or constructive exchange of shares to pay the exercise price, or (ii) shares of stock covered by an award are withheld to satisfy withholding taxes upon exercise or vesting of the award, the number of shares of stock available shall be reduced by the gross number of stock options exercised rather than the net number of shares of stock issued.

In the event of a corporate transaction involving the our stock (including, without limitation, any stock dividend, stock split or other special and nonrecurring dividend or distribution, recapitalization, reorganization, merger, consolidation, spin-off, combination or exchange of shares), the Committee will, in an equitable manner, adjust any or all of the number and kind of securities deemed to be available for grants of stock options and restricted stock, the number and kind of securities that may be delivered or deliverable in respect of outstanding stock options and restricted stock and the exercise price of stock options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, stock options and restricted stock.

Eligibility. Our employees and directors are eligible to receive awards under the Plan, except that non-employees may not be granted incentive stock options.

Types of Awards. The Committee may determine the type and terms and conditions of awards under the Plan, which shall be set forth in an award agreement delivered to each participant. Each award shall be subject to conditions established by the Committee that are set forth in the recipient's award agreement, and shall be subject to vesting conditions and restrictions as determined by the Committee. Awards may be granted in any combination.

Stock Options. A stock option is the right to purchase shares of common stock at a specified price for a specified period of time. Under the Plan, the exercise price may generally not be less than the fair market value of the closing price of a share of our common stock on the date of grant. The Committee will determine the fair market value of the common stock, in accordance with Code Section 422 and applicable requirements of Code Section 409A, if it cannot be determined in the manner described above. Further, the Committee may not grant a stock option with a term that is longer than 10 years.

Stock options are either "incentive" stock options or "non-qualified" stock options. Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Code Section 422. Only officers and employees are eligible to receive incentive stock options. Outside directors may only receive non-qualified stock options under the Plan. Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise in cash or by such other means as the Committee may from time to time permit. The total number of shares that may be acquired upon the exercise of a stock option will be rounded down to the nearest whole share.

The Plan provides that neither the Committee nor the Board is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option previously granted.

Stock Appreciation Rights. A stock appreciation right is the right to receive a payment in cash, Company common stock, or a combination thereof, in an amount equal to the excess of the fair market value of a share of Company common stock on the date of exercise of the stock appreciation right over the fair market value of the common stock on the date of grant of the stock appreciation right. The total number of shares that may be acquired upon the exercise of a stock appreciation right will be rounded down to the nearest whole share.

The Committee may grant either tandem or stand-alone stock appreciation rights. Tandem stock appreciation rights are granted in tandem with and are exercisable on the same conditions as the related stock option that is granted simultaneously. The exercise of a tandem stock appreciation right cancels the related stock option and the exercise of the related stock option cancels the tandem stock appreciation right.

Restricted Stock. A restricted stock award is a grant of common stock, subject to vesting requirements, to a participant for no consideration or such minimum consideration as may be required by applicable law. Restricted stock awards may be granted only in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Committee as set forth in the Plan or the award agreement. Prior to their vesting, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an award and receive any dividends and distributions with respect to the common stock.

Restricted Stock Unit Awards. Restricted stock unit awards may be denominated in whole shares of common stock and are similar to restricted stock awards except that no shares of common stock are actually issued to the award recipient at the time of grant of a restricted stock unit award. Restricted stock unit awards granted under the Plan may be settled in cash, Company common stock, or a combination thereof, and are subject to vesting conditions and other restrictions set forth in the Plan or the award agreement. Participants have no voting rights with respect to any restricted stock unit awards granted under the Plan.

Dividend Equivalent Rights. A dividend equivalent right represents the right to receive cash dividends that are or would be payable with respect to shares of Company common stock underlying the equity-based award. A dividend equivalent right may be granted by the Committee in connection with the grant of any equity-based or equity-related award under the Plan with respect to the shares of Company common stock covered by the award. Dividend equivalent rights may also be granted on a free-standing basis in the sole discretion of the Committee. Free-standing dividend equivalent rights entitle the holder to receive a cash payment equal in value to the dividends paid with respect to a specified number of shares of Company common stock. Upon payment of a dividend on shares of Company common stock, the participant holding a dividend equivalent right with respect to an equity-based award shall receive an amount of cash equal to the amount of the cash dividend paid per share of stock, multiplied by the number of shares of our stock underlying the related equity award. Dividend equivalent rights will be forfeited at the same time as a related award granted under the Plan is forfeited for any reason.

Performance-Based Awards. The Committee is authorized to grant awards, the vesting of which is subject to the satisfaction of performance-based conditions. Performance-based awards include performance share awards, performance unit awards, restricted stock unit awards (if designated as performance awards) and other stock-based awards (if designated as performance awards).

Performance Share Awards. A performance share award is a grant denominated in whole shares of common stock that represents the right to receive the fair market value of a share of common stock upon satisfaction of performance-based conditions. Performance share awards may be settled in cash, shares of Company common stock, or a combination thereof. Prior to delivery of shares of our stock in settlement of a performance share award, the recipient of such award shall have no voting rights or rights to receive dividends, or any other rights with respect to shares of our stock.

Performance Unit Awards. A performance unit award will be denominated in a specified dollar amount and represents the right to receive the payment of a specified dollar amount (or a percentage of a specified dollar amount) upon the satisfaction of performance based conditions. Performance unit awards may be settled in cash, shares of Company common stock, or a combination thereof. Prior to delivery of shares of common stock in settlement of a performance unit award, the recipient of such award shall have no voting rights or rights to receive dividends, or any other rights with respect to shares of our common stock.

Performance Measures. The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee: revenue; diluted revenue per share; basic earnings per share; basic cash earnings per share; diluted earnings per share; diluted cash earnings per share; net income; cash earnings; return on average stockholders' equity; cash return on average stockholders' equity; return on average tangible stockholders' equity; cash return on average tangible stockholders' equity; core earnings; operating income; cash flow; strategic business objectives consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to capital raising and capital management; stock price (including, but not limited to, growth measures and total shareholder return); sales force roll out; information technology implementation; quarterly revenue growth and earnings; or any combination of the foregoing. The Committee may adjust performance measures in certain circumstances, provided, however, no adjustment may be made with respect to an award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises negative discretion as permitted under Code Section 162(m). In establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items.

Vesting of Awards. If the vesting of an award under the Plan is conditioned on the completion of a specified period of service without the achievement of performance measures or objectives, then the required period of service for full vesting shall be determined by the Committee and evidenced in an award agreement; subject to acceleration of vesting in the event of death, disability, retirement or involuntary termination of employment or service following a change in control, as determined by the Committee.

Change in Control. Unless otherwise stated in an award agreement, upon the occurrence of an involuntary termination of employment following a change in control of the Company, all outstanding options then held by a participant will become fully exercisable and all restricted stock awards shall be fully earned and vested. In the event of a change in control, any performance measure attached to an award under the Plan shall be deemed satisfied as of the date of the change in control. For the purposes of the Plan, a Change in Control of the Company shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities, or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction in which the Company is not the surviving institution occurs or is implemented; or (d) on or before December 1, 2012, the Company has received a Nomination Solicitation Notice, as that term is defined in Article II, Section 10 of the Company's Bylaws, which Nomination Solicitation Notice is determined to have been filed in a timely manner and in compliance with the Company's Bylaws.

Forfeiture. The Committee may specify in an award agreement that rights and benefits with respect to an award may be subject to reduction, cancellation, forfeiture or recoupment upon termination of employment for cause; termination of service with the Company; any material violation of one or more of our policies; breach of noncompetition, confidentiality or other restrictive covenants that apply to the employee or director; or any other conduct that is detrimental to our business or reputation.

If we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse us the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement. In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any participant reimburse us for all or any part of the amount of any payment in settlement of any award granted under the Plan.

Amendment and Termination. The Board of Directors may, at any time, amend or terminate the Plan or any award granted under the Plan, provided that, except as provided in the Plan, no amendment or termination may adversely impair the rights of a Participant or beneficiary under an award without the participant's (or affected beneficiary's) written consent. The Board of Directors may not amend the Plan to materially increase the benefits accruing to participants under the plan, materially increase the aggregate number of securities that may be issued under the Plan (other than as provided in the Plan), or materially modify the requirements for participation in the Plan, without approval of stockholders. Notwithstanding the foregoing, the Committee may amend the Plan or any award agreement, to take effect retroactively or otherwise, to conform the Plan or the award agreement to current or future law or to avoid an accounting treatment resulting from an accounting pronouncement or interpretation issued by the Securities and Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect our financial condition or results of operations.

Duration of Plan. The Plan is being submitted to stockholders for approval at our 2012 annual meeting. The Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the Plan on or after the 10-year anniversary of the effective date of the Plan, which is December 1, 2011. At any time, the Board of Directors may terminate the Plan. However, any termination of the Plan will not affect outstanding awards.

Federal Income Tax Considerations. The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Plan. This is a summary only and participants should consult with their personal tax advisors regarding the tax treatment of any awards under the plan.

Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code, or if exercised by the participant's heir or beneficiary).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant's alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of grant of the incentive stock option and within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as long-term capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding tax deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of a stock appreciation right will not result in taxable income to the participant. Upon exercise of a stock appreciation right, the cash received or the fair market value of shares received will be taxable to the participant as ordinary income, and the Company will be entitled to a corresponding tax deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Dividend Equivalent Rights. The grant of a dividend equivalent right will not result in taxable income to the participant. At the time of payment of a cash dividend with respect to shares of Company stock underlying a dividend equivalent right, or with respect to a stand-alone dividend equivalent right, the cash received will be taxable to the participant as ordinary income and the Company generally will be entitled to a corresponding tax deduction.

Stock Awards. A participant who has been granted a restricted stock award or a performance-based restricted stock award will not realize taxable income at the time of grant, provided that that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a "substantial risk of forfeiture" for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and the Company generally will be entitled to a corresponding tax deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and the Company generally will be entitled to a corresponding tax deduction. A participant who makes an election under Code Section 83(b) will include the full fair market value of the restricted stock award in taxable income in the year of grant and the Company generally will be entitled to a corresponding tax deduction.

Restricted Stock Unit Awards. A participant who has been granted a restricted stock unit award will not realize taxable income at the time of grant and will not be entitled to make an election under Code Section 83(b) since no stock is actually transferred to the recipient on the date of grant. At the time a restricted stock unit award vests, assuming the award is distributed at that time, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock or the amount of cash received. If the restricted stock unit award is not distributed at the time it vests, no income will be recognized at that time and taxation will be deferred until the value of the restricted stock unit award is distributed. At the time the recipient recognizes taxable income on a restricted stock unit award, the Company generally will be entitled to a corresponding tax deduction in the same amount recognized by the award recipient.

Performance Awards Tax Treatment. Performance share awards and performance unit awards are earned when the award recipient satisfies pre-established performance goals; however the distribution of the value of the award may occur at that time or at some later date specified in the award agreement. Performance share awards and performance unit awards are similar to restricted stock unit awards in that income is recognized when the performance award is both (i) vested and (ii) distributed to the award recipient. An election under Code Section 83(b) may not be made with respect to performance share awards or performance unit awards. The Company will be entitled to a corresponding tax deduction at the time the recipient recognizes taxable income on a performance share award or a performance unit award.

Deduction Limits. Code Section 162(m) generally limits the Company's ability to deduct compensation in excess of $1.0 million per year for our chief executive officer and the three other most highly compensated executives (excluding our chief financial officer) named in our summary compensation table ("covered employees"). Restricted stock awards, other than performance-based restricted stock awards, dividend equivalent rights, and other awards that are not subject to performance goals may be subject to this deduction limit if the amount of the value of the awards plus other compensation of the executive that is subject to the limit exceeds $1.0 million. "Qualified performance-based compensation" is not subject to this limit and is fully deductible by the Company. "Qualified performance-based compensation" is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals, and objective quantification of those goals in advance. Awards that are subject to performance goals that provide for accelerated vesting upon retirement or involuntary termination (other than due to death or disability) will not be considered performance-based compensation under Code Section 162(m). Accordingly, if such awards are not exempt from Code Section 162(m), income recognized on such awards by a covered employee will be subject to the $1.0 million deduction limit on compensation.

In the case of performance-based awards granted to a covered employee that are not distributed until after the covered employee's retirement or other termination of employment, the $1.0 million deduction limit will not apply and the award will be fully deductible. Performance awards may provide for accelerated vesting upon death, disability, or a change in control and still be considered exempt from the $1.0 million deduction limit of Code Section 162(m). The Equity Incentive Plan is designed so that stock options, stock appreciation rights, performance-based restricted stock awards, restricted stock unit awards, performance share awards, performance unit awards, and other stock-based awards that are subject to performance goals may qualify as qualified performance-based compensation that is not subject to the $1.0 million deduction limit. We expect that the Committee will take these deduction limits into account in setting the size and the terms and conditions of awards. However, the Committee may decide to grant awards that exceed the deduction limit.

Withholding of Taxes. The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements.

Change in Control. Any acceleration of the vesting or payment of awards under the Plan in the event of a change in control may cause part or all of the consideration involved to be treated as an "excess parachute payment" under Code Section 280G, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Plan. Participants should consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment. Under FASB ASC Topic 718, we are required to recognize compensation expense on our income statement over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock).

Awards to be Granted. On December 1, 2011, in connection with the execution of their employment agreements with the Company, the Compensation Committee awarded non-qualified stock options for 200,000 shares to each of our co-Chief Executive Officers, David Portnoy and Mark Portnoy, with a grant price of $1.72 per share, which was the closing price of a share of Company stock on that date. At the present time, no specific determination has been made as to any other grants of awards.

Item 9.01. Financial Statements and Exhibits.
Financial Statements of Businesses Acquired.	Not Applicable.
Pro Forma Financial Information	Not Applicable.
Shell Company Transactions	Not Applicable.
Exhibits.

Exhibit No.	Description
10.1	Employment Agreement with David Portnoy
10.2	Employment Agreement with Mark Portnoy
10.3	2012 Equity Incentive Plan
10.4	"Form of" Stock Option Grant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CRYO-CELL International, Inc.
DATE: December 7, 2011	By:	/s/ Jill M. Taymans
Jill M. Taymans
Vice President, Finance